EXHIBIT - 99.3
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AMENDMENT TO ASSET PURCHASE AND ASSIGNMENT AGREEMENT (#3)

Dated this 11th day of July, 2006

Between

     SYNTEC BIOFUEL INC ("Vendor")

And

     NETCO INVESTMENTS INC. ("Purchaser")

Vendor and Purchaser jointly referred to as the "Parties"


WHEREAS the Parties entered into an Asset Purchase and Assignment Agreement April 7th, 2006 (the "Agreement") and an Amended Asset Purchase and Assignment Agreement dated May 30th, 2006 and a further Amended Asset Purchase and Assignment Agreement dated June 21st, 2006.

WHEREAS the parties wish to further amend the aforesaid agreement as contained herein to be known as 'Amended Asset Purchase and Assignment Agreement (#3)'

NOW THEREFORE for valuable consideration given and received and by their mutual covenants the parties agree as follows;

Clause 1.1 (h) add the following at the end of the paragraph
      'all work performed developing a new catalyst using non-precious metals and not yet patented; and '

Clause 2.1 A. (i) add the following at the end of the paragraph
      'and/or work in progress up to closing date on perfecting a catalyst to convert syngas into ethanol using materials other than precious metals;

Clause 3 - add the following as paragraph 4
      'The sale of shares issued to Vendor and/or their shareholders will be subject to the SEC and NASDAQ rules and regulations'

Clause 4 - add new paragraph (n)
      'Vendor warrants that Lawrence Wong will provide his services for 1 year to Purchaser on a consulting basis. In event Lawrence fails and or refuses to provide Consulting services at a reasonable hourly fee, Syntec has agreed to forfeit 4 million NetCo shares. In event Syntec has distributed these shares to the shareholders of Syntec, Vendor warrants that Lawrence will forfeit his shares in NetCo.'

Clause 6.1 (c) - Delete this paragraph and substitute the following
     'Purchaser will on closing instruct their Transfer Agents to issue 15,700,000 common shares in the capital stock of Purchaser to the Vendor. However issuance of the shares will only take place after the Purchaser has effected a 2:1 forward split of the 8,550,000 currently issued and outstanding shares. The shares once issued to Vendor will then be held in trust or in escrow (at Purchaser's option) by Purchaser's solicitors and will be released to Vendor as soon as the subject clause in 6.1 (d) has been removed.

Clause 6.1 (d) add the following at the end of the paragraph
      'In the event Purchaser fails to raise the 1st $500,000 via a Private Placement within 60 days of close or gives notice to Vendor prior to the 60 days that they will be unable to raise the 1st $500,000, Purchaser will be in default of the Agreement and Purchaser will transfer back to Vendor all the Assets purchased under the Agreement including the Vendor Patent Application and the Vendor Inventions and Vendor will re-assume the debts that Purchaser had assumed from Vendor on the closing of the Agreement including all promissory notes originally executed by Vendor to lenders. This conditions will survive the closing of this transaction'

Clause 6.1 (f) add the following at the end of the paragraph
      'However, the shares will be held in trust or escrow as set out in paragraph 6.1 (c) as amended above.'

Clause 7.1 (c) add the following in line 2 after the date
      'May 14th 2006' 'or such adjourned date of the AGM'

Clause  7.2  (b)  add  the following at the end of the paragraph before the word
      'and' 'which will be subject to re-assumption by Vendor in event Purchaser defaults in terms of paragraph 6.1 (d) as amended above

Clause  7.2  (c)  delete in line 5 the number "7" and replace it with the number
      "21"


Clause 7.2 (c) add the following at the end of the paragraph
      'Vendor further acknowledges that the Share Certificate will be held in trust or escrow as more fully described in paragraph 6.1 (c) as amended above.

Clause 15 (b) change the address for Notice to 'addressStreet#206 -388 Drake Street, Vancouver. B.C. V6B 2A8.'




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Syntec Biofuel Inc                         Purchaser Investments Inc.